Exhibit 5.2

Faegre Baker Daniels LLP
600 East 96th Street Suite 600
Indianapolis Indiana 46240-3789
Phone +1 317 569 9600
Fax +1 317 569 4800

September 8, 2015

hhgregg, Inc.
4151 East 96th Street
Indianapolis, Indiana 46240
Ladies and Gentlemen:
We have acted as counsel to hhgregg, Inc., an Indiana corporation (the “Company”) and its subsidiaries listed in Schedule 1 hereto (the “Subsidiary Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), to the Registration Statement on Form S-3 (File No. 333-189515) (the “Registration Statement”), originally filed by hhgregg, Inc., a Delaware corporation (the “Predecessor Registrant”), relating to the registration of an indeterminate amount of securities having an aggregate public offering price of up to $300 million, including (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities: (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”), in one or more classes or series; (iii) senior debt securities of the Company (“Senior Debt Securities”); (iv) subordinated debt securities of the Company (“Subordinated Debt Securities” and collectively with the Senior Debt Securities, “Debt Securities”); (v) guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees”); and (vi) warrants to purchase any of the securities described in clauses (i) through (iv) or other securities ( “Warrants”); and (2) the sale from time to time, pursuant to Rule 415, of up to 14,615,163 shares of Common Stock (“Secondary Shares”) by certain shareholders of the Company identified in a prospectus supplement as selling shareholders (“Selling Shareholders”). The Common Stock, Preferred Stock and Warrants are collectively referred to herein as “Offered Securities.”
The Company became the successor to the Predecessor Registrant on August 31, 2015 for purposes of Rule 414 under the Securities Act as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Company, then a wholly-owned subsidiary of the

-2-    September 8, 2015

Predecessor Registrant established for such purpose, with the Company being the surviving corporation. The Merger became effective at 11:59 p.m. on August 31, 2015 (the “Effective Time”), at which time the separate corporate existence of the Predecessor Registrant ceased. In connection with the Merger, the Company succeeded, without other transfer, to all of the assets, rights, powers and property of the Predecessor Registrant and to all of the debts, liabilities and obligations of the Predecessor Registrant in the same manner as if the Company had itself incurred them. In addition, upon the Effective Time, each share of the Predecessor Registrant’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, by virtue of the Merger was converted into one fully paid and nonassessable share of the Company’s Common Stock, without any action by the Company or the Predecessor Registrant, the holder of such shares or any other person.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.
Any Debt Securities are to be issued pursuant to a senior indenture and/or a subordinated indenture, which may include a Subsidiary Guarantee, a form of which has been filed as Exhibit 4.2 to the Registration Statement (the “Indenture”), to be entered into, in each case, between the Company and a trustee (the “Trustee”) on or about the date of the first issuance of Debt Securities thereunder. Any series of Preferred Stock is to be issued from time to time under the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) and articles of amendment (“Articles of Amendment”) to the Articles of Incorporation to be approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana in accordance with the Indiana Business Corporation Law. Any Common Stock is to be issued under the Articles of Incorporation. Any Warrants are to be issued pursuant to a warrant agreement (including a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or an amendment to the Registration Statement. The Debt Securities, Warrants and Preferred Stock are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement. The Articles of Incorporation, any Articles of Amendment and each Warrant Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”
As counsel for the Company, we are familiar with the Articles of Incorporation and Amended and Restated By-Laws (the “By-Laws”) of the Company, the Second Amended and Restated Articles of Incorporation of Gregg Appliances, Inc. (the “Gregg Appliances Articles”), the Second Amended and Restated By-Laws of Gregg Appliances, Inc. (the “Gregg Appliances By-Laws”), the Articles of Organization of HHG Distributing, LLC (the “HHG Distributing Articles”) and the Operating Agreement of HHG Distributing, LLC (the “HHG Distributing Operating Agreement” and collectively with the Articles of Incorporation, By-Laws, Gregg Appliances Articles, Gregg Appliances By-Laws and HHG Distributing Articles, the “Organizational Documents”), each as amended to the date hereof, and we have reviewed (i) the

-3-    September 8, 2015

Registration Statement, (ii) the Post-Effective Amendment, (iii) the form of Indenture, and (iv) the proceedings taken by the Company in connection with the Registration Statement and the Post-Effective Amendment. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.
We have assumed, without investigation, the following: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.
In rendering the opinions set forth below relating to the future issuance of Common Stock or Preferred Stock, or any Warrants exercisable for Common Stock or Preferred Stock, we have assumed that, at the time of issuance (a) the Articles of Incorporation, By-Laws and applicable law will not have changed or been amended after the date hereof so as to affect the validity of such issuance, and (b) there will be sufficient shares of Common Stock and Preferred Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise outstanding or reserved for issuance.
Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
1. With respect to the shares of Common Stock, including shares of Common Stock issued upon conversion of Preferred Stock or upon the exercise or otherwise upon the fulfillment of Warrants, but excluding Secondary Shares (“Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Offered Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Offered Common Stock has been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor, upon conversion in accordance with the terms of Preferred Stock, or upon the exercise or otherwise upon the fulfillment of Warrants, as the case may be, in accordance with such corporate action and (v) unless issued without certificates, certificates representing the Offered Common Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and

-4-    September 8, 2015

delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Preferred Stock or Warrants, as the case may be, then, upon the happening of such events, such Offered Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to the shares of any series of Preferred Stock, including shares of Preferred Stock issued upon the exercise or otherwise upon the fulfillment of Warrants, when (i) a prospectus supplement and any other offering material with respect to Preferred Stock have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of Articles of Amendment relating thereto with the Secretary of State of the State of Indiana, (iii) such Articles of Amendment have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (v) the Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor, or upon the exercise or otherwise upon the fulfillment of Warrants, as the case may be, in accordance with such corporate action, and (vi) unless issued without certificates, certificates representing the Preferred Stock have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof against payment therefor, or to the persons entitled thereto in accordance with the terms of Warrants, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing Warrants) and the issuance of the Warrants and the underlying shares of Common Stock or Preferred Stock or the underlying Debt Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, and (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
4. The Company is validly existing as a corporation and has the corporate power to execute and deliver one or more Indentures and to issue Debt Securities. Each Subsidiary Guarantor is validly existing as a corporation or a limited liability company, as the case may be, and has the corporate or limited liability company power to execute and deliver one or more Indentures and to issue Subsidiary Guarantees.

-5-    September 8, 2015

5. The Secondary Shares held by Selling Shareholders have been duly authorized and are validly issued, fully paid and nonassessable.
The opinion set forth in paragraph 3 above is subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
The foregoing opinions assume that (i) the Registration Statement, the Post-Effective Amendment and any other amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (ii) the Company will remain duly organized and validly existing under the laws of the State of Indiana, (iii) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (a) there will not have occurred any change in the law or in the Organizational Documents affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents, and (b) no relevant corporate action will have been modified or rescinded, (iv) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (v) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company with the terms of such Offered Securities or Governing Documents, resulted or will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (vi) the Offered Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (vii) all consideration received by the Company for any Offered Securities will be legally sufficient, and (viii) each party to any Offered Securities or Governing Documents (other than the Company) has or will have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and has or will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it.
Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good

-6-    September 8, 2015

faith, fair dealing, diligence and reasonableness, (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (v) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (viii) may require mitigation of damages, (ix) may limit the enforceability of certain waivers, including without limitation, waivers of the right to jury trial and (x) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).
We do not express any opinion herein with respect to the laws of any jurisdiction other than, in each case subject to the limitations and assumptions contained herein, the laws of the State of Indiana. We have assumed that Indiana law will be chosen to govern each Warrant Agreement and Warrant.
This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Post-Effective Amendment and to the use of our name under the heading “Legal Matters” in the Registration Statement, as amended by the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

FAEGRE BAKER DANIELS LLP

By: /s/Janelle Blankenship
Janelle Blankenship, Partner

-7-    September 8, 2015

Schedule 1

Subsidiary        Jurisdiction of Organization

Gregg Appliances, Inc.        Indiana

HHG Distributing, LLC        Indiana